Exhibit 99.1
News Release

For immediate release	For more information contact:
August 1, 2014	Jeffry Keyes
Chief Financial Officer
858-726-1600
ir@digirad.com

Digirad Corporation Reports Financial Results for Second Quarter and First Six Months of 2014

•	Year over year revenue growth of 13% for both periods

•	Adjusted net income improved by more than $1.0 million and $2.7 million, respectively

•	Announces financial guidance for 2014

•	Announces a regular quarterly cash dividend of $0.05 cents per share

Suwanee, GA. - August 1, 2014 - Digirad Corporation (Nasdaq: DRAD) today reported its financial results for the second quarter and first six months ended June 30, 2014.
Total revenues for the 2014 second quarter were $14.6 million, an increase of 13 percent compared to the prior year’s second quarter revenue of $12.9 million. GAAP net income, which included $0.1 million of restructuring costs associated with its previously announced lease termination, was $0.8 million, or $0.04 per diluted share, compared to a GAAP net loss of $0.6 million, or $0.03 loss per diluted share in the prior year quarter.
Total revenues for the first six months of 2014 were up 13 percent year over year to $27.6 million. Net income for the first six months of 2014 was $0.7 million, or $0.04 per diluted share. Total revenues in the first six months of 2013 were $24.4 million with a net loss of $3.0 million, or a loss of $0.16 per diluted share.
Digirad President and CEO Matt Molchan said, "We have had an outstanding year so far in 2014. Our revenues once again increased this quarter, and also for the first six months, on a year over year basis, showing that our new strategic direction is definitely gaining hold. Excluding the impact of our recent Telerhythmics acquisition, revenues in our Diagnostic Services business increased 6 percent during the second quarter, showing we are growing both organically as well as from our acquisitions. Our Diagnostic Imaging business revenue was down slightly for the quarter, as we can be affected by timing and volume of cameras sold in each quarterly period, but overall, we had a great quarter and six months and we continue to be on track to grow our Diagnostic Services business."
"I am also very pleased to announce that the integration of our recent Telerhythmics acquisition is going well and as planned. We are working hard and fast to get the business fully integrated within all our sales programs and operations, as well as the back office activities. This process will take some time as we previously announced, but once complete, we believe Telerhythmics will be poised for outstanding growth."
The Company’s cash, cash equivalents and available-for-sale securities balance at June 30, 2014 was $21.4 million, an increase from the March 31, 2014 balance of $19.4 million. This increase reflects cash flow generation of the business and positive working capital changes totaling $2.9 million, partially offset by payment of cash dividends of $0.9 million.
Excluding the $0.1 million restructuring charge for the lease termination and $0.1 million of acquired intangible amortization, adjusted net income for the second quarter of 2014 was $1.1 million, or $0.06 adjusted net income per diluted share. Excluding the $0.6 million of restructuring charges and $0.1 million of acquired intangible amortization recorded in the 2013 second quarter, the adjusted results were essentially break even.
Adjusted EBITDA for the second quarter of 2014 was $1.5 million, compared to adjusted EBITDA of $0.6 million for the same period of the prior year. The current restructuring charges are related to the previously announced lease termination in Poway, CA, a move that the Company believes will save between $400,000 and $500,000 annually once the transition is complete. A reconciliation of adjusted net income and adjusted EBITDA to net income is provided later in this release.
The Company also announced a cash dividend of $0.05 cents per share that will be paid on August 25, 2014, to shareholders of record on August 12, 2014.

2014 Six-Month Financial Highlights
Net income in the first six months of 2014 improved year over year from the loss in the first six months of 2013 by more than $3.7 million, or $0.20 per diluted share.
Adjusted net income for the first six months of 2014 was $1.4 million, or an adjusted $0.08 per diluted share, which was a year-over-year improvement of more than $2.7 million, or an adjusted $0.15 per diluted share.
Adjusted EBITDA for the first six months of this year was $2.3 million compared to an adjusted EBITDA loss of $0.2 million in the first six months of 2013.

2014 Financial Guidance
For fiscal year 2014, the Company expects to generate revenues between $53.5 million and $55.0 million; non-GAAP adjusted diluted earnings per share between $0.13 and $0.15; and non-GAAP adjusted EBITDA between $4.5 million and $5.0 million. In fiscal year 2013, the Company generated $49.4 million of revenue, non-GAAP adjusted diluted earnings per share of $0.03 and non-GAAP adjusted EBITDA of $2.6 million.
The Company's non-GAAP financial measure adjusted diluted earnings per share excludes restructuring charges and acquired intangible asset amortization. Adjusted EBITDA further excludes stock-based compensation expense.

Conference Call Information
A conference call is scheduled for 11:00 a.m. EDT today to discuss the results and management's outlook. The call may be accessed by dialing 877-407-9039 five minutes prior to the scheduled start time and referencing Digirad. A simultaneous webcast of the call may be accessed online from the Events & Presentations link on the Investor Relations page at www.digirad.com; an archived replay of the webcast will be available within 15 minutes of the end of the conference call.

Use of Non-GAAP Financial Measures by Digirad Corporation
This Digirad news release presents the non-GAAP financial measures “adjusted operating expenses,” “adjusted net income (loss)”, “adjusted net income (loss) per diluted share” and “adjusted EBITDA”. The most directly comparable measure for these non-GAAP financial measures are operating expenses, net income (loss) and diluted net income (loss) per share. The Company has included below unaudited adjusted financial information, which present the Company's results of operations after excluding restructuring charges, purchase intangible asset amortization, and gain on the sale of assets and license agreement, and in the measure of adjusted EBITDA, interest, taxes, depreciation, amortization and stock-based compensation.
A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding Digirad's financial condition and results of operations is included as Exhibit 99.2 to Digirad's report on Form 8-K filed with the Securities and Exchange Commission on August 1, 2014.

About Digirad Corporation
Digirad delivers convenient, effective, and efficient diagnostic solutions on an as needed, when needed, and where needed basis. Digirad is one of the largest national providers of in-office nuclear cardiology and ultrasound imaging services, and also provides cardiac event monitoring services. These services are provided to physician practices, hospitals and imaging centers through its Diagnostic Services business. Digirad also sells medical diagnostic imaging systems, including solid-state gamma cameras, for nuclear cardiology and general nuclear medicine applications, as well as provides service on the products sold through its Diagnostic Imaging business. For more information, please visit www.digirad.com. Digirad® and Cardius® are registered trademarks of Digirad Corporation.

Forward-Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seek,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or other comparable terminology, or in specific statements such as the Company's ability to deliver value to customers, the ability to grow and generate positive cash flow, the ability to execute on restructuring activities, and ability to successfully execute acquisitions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These risks are detailed in Digirad's filings with the U.S. Securities and Exchange Commission, including the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward-looking statements contained herein.

(Financial tables follow)

Digirad Corporation
Condensed Consolidated Statements of Income (Loss)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share amounts)	2014	2013	2014	2013

Revenues:
Diagnostic Services	$11,340	$9,475	$20,895	$18,414
Diagnostic Imaging	3,247	3,415	6,689	6,022
Total revenues	14,587	12,890	27,584	24,436
Cost of revenues:
Diagnostic Services	8,204	7,179	15,738	14,004
Diagnostic Imaging	1,878	1,918	3,899	3,822
Total cost of revenues	10,082	9,097	19,637	17,826

Gross profit	4,505	3,793	7,947	6,610
Total gross profit percentage	30.9%	29.4%	28.8%	27.1%
Diagnostic Services gross profit percentage	27.7%	24.2%	24.7%	23.9%
Diagnostic Imaging gross profit percentage	42.2%	43.8%	41.7%	36.5%

Operating expenses:
Research and development	—	177	—	996
Marketing and sales	1,245	1,009	2,340	2,245
General and administrative	2,193	2,571	4,188	4,673
Amortization of intangible assets	104	58	170	123
Restructuring charges	138	610	579	1,614
Total operating expenses	3,680	4,425	7,277	9,651

Income (loss) from operations	825	(632)	670	(3,041)

Other income (expense):
Interest and other income, net	15	16	32	39
Interest expense	(9)	(4)	(17)	(5)
Total other income	6	12	15	34

Income (loss) before income taxes	831	(620)	685	(3,007)
Income tax benefit (expense)	(8)	4	(10)	(28)
Net income (loss)	$823	$(616)	$675	$(3,035)

Net income (loss) per share – basic	$0.04	$(0.03)	$0.04	$(0.16)
Net income (loss) per share – diluted	$0.04	$(0.03)	$0.04	$(0.16)

Weighted average shares outstanding – basic	18,554	19,032	18,536	19,177
Weighted average shares outstanding – diluted	18,839	19,032	18,831	19,177

Digirad Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except share data)	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$11,579	$18,744
Securities available-for-sale	9,825	7,673
Accounts receivable, net	6,219	5,430
Inventories, net	3,495	3,881
Other current assets	422	697
Restricted cash	477	244
Total current assets	32,017	36,669

Property and equipment, net	4,586	4,153
Intangible assets, net	2,763	353
Goodwill	1,337	184
Other assets	72	92
Total assets	$40,775	$41,451

Liabilities and stockholders’ equity
Accounts payable	$1,478	$611
Accrued compensation	2,555	3,472
Accrued warranty	155	137
Deferred revenue	1,478	1,631
Other accrued liabilities	1,868	1,774
Total current liabilities	7,534	7,625
Other liabilities	774	440
Total liabilities	8,308	8,065

Stockholders’ equity:
Preferred stock	—	—
Common stock	2	2
Treasury stock	(5,728)	(5,728)
Additional paid-in capital	155,384	156,968
Accumulated other comprehensive loss	(12)	(2)
Accumulated deficit	(117,179)	(117,854)
Total stockholders’ equity	32,467	33,386
Total liabilities and stockholders’ equity	$40,775	$41,451

Digirad Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2014	2013	2014	2013

Total operating expenses	$3,680	$4,425	$7,277	$9,651
Restructuring charges(1)	(138)	(610)	(579)	(1,614)
Non-GAAP Adjusted operating expenses	$3,542	$3,815	$6,698	$8,037

Net income (loss)	$823	$(616)	$675	$(3,035)
Restructuring charges(1)	138	610	579	1,614
Acquired intangible amortization	102	55	165	118
Income tax items(2)	(2)	—	(6)	—
Non-GAAP Adjusted net income (loss)	$1,061	$49	$1,413	$(1,303)

Net income (loss) per share - diluted	$0.04	$(0.03)	$0.04	$(0.16)
Restructuring charges(1)(3)	0.01	0.03	0.03	0.09
Acquired intangible amortization(3)	0.01	—	0.01	0.01
Income tax items(2)(3)	—	—	—	—
Non-GAAP Adjusted net income (loss) per share - diluted(3)	$0.06	$—	$0.08	$(0.07)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2014	2013	2014	2013

Net income (loss)	$823	$(616)	$675	$(3,035)
Restructuring charges(1)	138	610	579	1,614
Depreciation and amortization	485	479	938	972
Stock-based compensation	61	105	111	226
Interest and other income, net	(15)	(16)	(32)	(39)
Interest expense	9	4	17	5
Income tax expense (benefit)	8	(4)	10	28
Non-GAAP Adjusted EBITDA	$1,509	$562	$2,298	$(229)

(1) Reflects nonrecurring charges primarily related to restructuring of the Diagnostic Imaging reporting segment and lease termination of the Poway, CA facility.
(2) Reflects income tax effect for adjusted financial data.
(3) Per share amounts are computed independently for each discrete item presented. Therefore, the sum of the quarterly per share amounts will not necessarily equal to the total for the year, and sum of individual items may not equal the total.

Digirad Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended
(in thousands, except per share amounts)	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014

Total operating expenses	$4,425	$1,386	$2,908	$3,597	$3,680
Restructuring charges(1)	(610)	(79)	(35)	(441)	(138)
Gain on sale of assets and license agreement(2)	—	1,568	—	—	—
Non-GAAP Adjusted operating expenses	$3,815	$2,875	$2,873	$3,156	$3,542

Net income (loss)	$(616)	$2,512	$787	$(148)	$823
Restructuring charges(1)	610	79	35	441	138
Gain on sale of assets and license agreement(2)	—	(1,568)	—	—	—
Acquired intangible amortization	55	$51	$51	64	102
Income tax items(3)	—	—	—	(4)	(2)
Non-GAAP Adjusted net income (loss)	$49	$1,074	$873	$353	$1,061

Net income (loss) per share - diluted(4)	$(0.03)	$0.14	$0.04	$(0.01)	$0.04
Restructuring charges(1)(4)	0.03	—	—	0.02	0.01
Gain on sale of assets and license agreement(2)(4)	—	(0.08)	—	—	—
Acquired intangible amortization	—	—	—	—	0.01
Income tax items(3)(4)	—	—	—	—	—
Non-GAAP Adjusted net income per share - diluted(4)	$—	$0.06	$0.05	$0.02	$0.06

	Three Months Ended
(in thousands)	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014

Net income (loss)	$(616)	$2,512	$787	$(148)	$823
Restructuring charges(1)	610	79	35	441	138
Gain on sale of assets and license agreement(2)	—	(1,568)	—	—	—
Depreciation and Amortization	479	475	466	453	485
Stock-based Compensation	105	74	40	50	61
Interest and other income, net	(16)	(13)	(11)	(17)	(15)
Interest expense	4	5	5	8	9
Income tax benefit (expense)	(4)	(72)	(1)	2	8
Non-GAAP Adjusted EBITDA	$562	$1,492	$1,321	$789	$1,509

(1) Reflects nonrecurring charges primarily related to restructuring of the Diagnostic Imaging reporting segment and lease termination of the Poway, CA facility.
(2) Reflects a nonrecurring gain related to the sale of assets associated with an uncommercialized surgical imaging system, and the licensing of certain existing Company technology.
(3) Reflects income tax effect for adjusted financial data.
(4) Per share amounts are computed independently for each discrete item presented. Therefore, the sum of the quarterly per share amounts will not necessarily equal to the total for the year, and sum of individual items may not equal the total.

Digirad Corporation
2014 Financial Guidance

(in thousands, except per share amounts)
Revenue	$53,500 - $55,000
Adjusted diluted earnings per share(1)	$0.13 - $0.15
Adjusted EBITDA(1)	$4,500 - $5,000

(1) Adjusted diluted earnings per share and adjusted EBITDA are non-GAAP financial measures. The non-GAAP financial measure adjusted diluted earnings per share excludes restructuring charges and acquired intangible asset amortization. Adjusted EBITDA further excludes stock-based compensation expense.